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                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Nordstrom, Inc. on Form S-3 of our reports dated March 17, 1998, appearing in and incorporated by reference in the Annual Report on Form 10-K of Nordstrom, Inc. for the year ended January 31, 1998, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

DELOITTE & TOUCHE LLP

Seattle, Washington
December 18, 1998